Positron Corporation                                    Quotation Number: 040527
--------------------------------------------------------------------------------

[POSITRON LOGO]

================================================================================
|                                   QUOTATION                                  |
================================================================================

          Customer:  Imagin Diagnostic Centres, Inc.
                     1835 Yonge Street, Suite 500
                     Toronto, On. M4S 1XS Canada

              Attn:  Patrick Rooney, Managing Director of Corporate Development

Positron Corporation is pleased to submit the following quotation and offers to sell the products described herein at the prices and terms stated, subject to your acceptance of the terms and conditions on the face and reverse hereof and the agreement between Positron Corporation and Imagin Diagnostic Centres, Inc.


This quotation is valid for fifteen (15) days from May 21, 2004.


CATALOG NO.  DESCRIPTION                                   QTY       PRICE/EA
--------------------------------------------------------------------------------

 712-100051  POSITRON HZL/MPOWER PET SYSTEM                 10      $1,300,000
             Installation and Calibration               (included)
             Customer Training                          (included)
             12 Month Warranty and Service              (included)
             Workstation Console Desk Table and Chair   (included)

 712-000010  List Mode Option II - 512 MB Memory        (included)

 201-000070  Flat Screen Monitor (Control Workstation)  (included)

 201-000095  Remote Physicians View Station - two (2)   (included)
             each with Flat Screen Monitors

 201-000026  4mm DAT Tape Drive                         (included)

                                          --------------------------------------
                                          |  TOTAL PRICE          $13,000,000  |
                                          --------------------------------------


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Positron Corporation             Confidential Material              Page 1 of 18
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Positron Corporation                                    Quotation Number: 040527
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PAYMENT TERMS:
--------------

40%  upon receipt of purchase order

50%  upon notification of ready to ship

10%  upon acceptance or first clinical use, whichever occurs first


NOTES:
-----

This is the standard system utilizing BGO crystals.

F.O.B. Positron Corporation, Houston, Texas.

Any and all taxes and duties are excluded.

Positron service engineers will train to perform standard maintenance.

Service will be provided during the twelve (12) month warranty by Positron. Warranty to start upon the acceptance of the system for clinical use or first patient, whichever is first.

The Software Licensing agreement is effective upon delivery of scanner.

Orders to begin by January 31, 2005, or earlier, subject to receipt of down payment.

Should orders be delayed due to failure of Positron to get government approvals, Imagin and Positron agree to the partial down payment schedule as described in attachment #A.


------------------------------------------------------------------------------------------------
CUSTOMER ACCEPTANCE, AS QUOTED:                  POSITRON CORPORATION

THIS QUOTATION IS SUBJECT TO ALL PROVISIONS AND
CONDITIONS CONTAINED HEREIN.


-----------------------------------------------
       Customer Requested Delivery Date

                                                                   Gary Brooks
-----------------------------------------------  -----------------------------------------------
             Type or Print Name                                 Type or Print Name

BY:
-----------------------------------------------  -----------------------------------------------
            Authorized Signature                               Authorized Signature

                                                                  Chairman & CEO
-----------------------------------------------  -----------------------------------------------
                   Title                                              Title
------------------------------------------------------------------------------------------------


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Positron Corporation             Confidential Material              Page 2 of 18

Positron Corporation                                    Quotation Number: 040527
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--------------------------------------------------------------------------------
|                              PRODUCT DESCRIPTION                             |
--------------------------------------------------------------------------------


MPOWER  SYSTEM  OVERVIEW
------------------------

The Positron mPower system is a state-of-the-art PET scanner that provides fast quantitative measurements optimized for volumetric clinical studies, capable of whole body acquisition with high-resolution image quality. The mPower scanner allows imaging for all available PET tracers with high throughput, easy operator interaction, as well as safe and reliable operation.

The mPower scanner is a flexible integrated package consisting of components required for the acquisition, processing, visualization, and storage of PET data. The detection system is a unique design with high detection efficiency, high spatial resolution, and appropriate sampling. The mPower system produces digitally reconstructed cross-sectional images of isotope activity concentration with accurate corrections for physical factors.

Patient positioning is accomplished using gantry control and monitor panels, which the operator may access from either side of the bed. Alignment lasers may be used for accurate setup and repositioning of the patient within the FOV. Computer controlled bed movement allows accurate positioning for whole body scans.

The automated workflow manager allows the operator to easily setup, modify, and run clinical protocols, and is controlled by the operator workstation. Data visualization, image analysis tools, data archiving, printing and other system applications are accessible from the operator workstation and from optional remote view stations.

Real-time gated and dynamic modes allow processing for Oncology, Cardiology, and Neurology applications. Additional features include 3D Rotation Maximum Intensity Projection (MIP) of wholebody images, exporting DICOM image sets to most PACS systems and has been validated with several Data Fusion and Radiation Treatment software packages.

LOW  PROFILE  GANTRY  AND  PATIENT  BED
---------------------------------------

     -    53.4 cm diameter patient opening
     -    Laser positioning reference guides, top and both sides
     -    Digital display for patient axial position
     -    Computer controlled axial bed positioning
     -    Digital display for count rate
     -    Digital display for acquisition time
     -    Retractable septa

DETECTION  SYSTEM
-----------------

     -    32 rings of BGO crystals
     -    Staggered, overlapping (patented) detector design
     -    Crystal dimensions 8.5 x 9.8 x 30 mm
     -    4,096 crystals with 1024 PMTs giving a 4:1 ratio for rapid encoding
     -    61 slice generation with 2.6 mm separation
     -    16.6 cm axial field of view
     -    280K counts/sec/microCi/cc sensitivity typical
     -    1.3M counts/sec/microCi/cc sensitivity with septa retracted
     -    5.5 mm in plane resolution, 5.8 mm axial resolution with 1 mm binning
     -    78 cm ring diameter
     -    5 msec temporal resolution
     -    5 nsec FWHM coincidence resolving time with 12 nsec window


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Positron Corporation                                    Quotation Number: 040527
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DATA  ACQUISITION  SYSTEM
-------------------------

     -    Realtime Operating System with high-performance processor
     -    64-Bit VME bus plus 2 dedicated VSB busses
     -    PDAS control and monitoring software
     -    Realtime binning rate of 1.6 million events/sec
     -    64 MB sinogram & singles memory (Optionally expandable)
     -    Static, real-time dynamic, real-time gated acquisition modes
     -    16M Event (64 MByte) data delay memory / List Mode Memory

TRANSMISSION  SYSTEM  WITH  ROTATING  FAN  BEAM  WINDOW
-------------------------------------------------------

     -    Enables transmission scan with realtime randoms and scatter correction
     - Automated source insertion and removal into/from fully shielded storage
     - Employs sealed 68Ge rod sources (customer supplied) for attenuation corrections
     -    Significantly reduced attenuation acquisition time
     -    Improved uniformity of attenuation correction
     -    Reduced patient and operator exposure
     -    Source exposed warning indicator light

COMMUNICATIONS
--------------

     -    High speed modem (v32)
     -    Fast ethernet switch (TCP/IP)
     -    DICOM v3.0 Support with connectivity to most PACS systems

IMAGE  WORKSTATION  /  OPERATOR  CONSOLE
----------------------------------------

     -    21" color monitor
     -    SUN Ultra 2 with 2 x 400 MHz UltraSPARC II processors
     -    2 GB memory, minimum
     -    Mirrored 36 GB hard disk storage, minimum
     -    Keyboard with mouse
     -    100 M Bit Ethernet network interface
     -    Software application packages and diagnostic tool kits
     - DVD-R/RW & CD-R/RW combo optical backup device with 4 GB storage, typical

WORKFLOW  MANAGEMENT  SOFTWARE
------------------------------

     -    Workflow manager with easy to use windows interface
     -    Automated protocols for data acquisition and reconstruction
     -    User definable protocols with built-in protocol editors
     -    Multiple custom image processing and display options as standard
     -    Multiple utilities for expanded system flexibility

3D  WHOLEBODY  ROTATION
-----------------------

-    Full 3D, Maximum Intensity Project (MIP) rotation of wholebody image sets

GENERAL  IMAGING  SOFTWARE
--------------------------

All interactions with image data are conducted via a control panel on the same screen as the displayed images, eliminating the need to switch back and forth between screens. A general-purpose display utility, VIEW, is available to display images and sinograms.

     -    Display of single and multiple images from one or more studies
     -    Display magnification of a selected region of the image
     - Display of coronal, sagittal, and projection images from volume data sets


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Positron Corporation                                    Quotation Number: 040527
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     -    Statistical 2D ROI package for time activity curve generation
          Interactive threshold and window/level adjustments
     -    Scaling functions include linear, exponential, logarithmic and gamma
     -    User selectable color table
     -    Cine display of multiple static, static gated or dynamic frames
     -    Display of scale bar and quantitative information
     -    Flexible image annotation
     -    Rotation of images in three axes in real time

ONCOLOGY  IMAGING  SOFTWARE
---------------------------

-    FDG Uptake
-    Validated with Data Fusion packages such as Hermes and Mirada
-    Works with Radiation Treatment packages such as RAHD, GE, and Philips

The oncology software supports a variety of clinical applications, including differentiation of recurrent tumor from necrotic tissue. Images can be

Features:
     -    Full MIP rotation of wholebody image sets
     -    Saggital, coronal, and transverse displays
     -    Mean and maximum intensity projection image displays
     -    Regional quantitative analysis
     -    Export of re-sliced images to research analysis software packages
     -    Cine display of transaxial images

CARDIAC  IMAGING  SOFTWARE
--------------------------

     -    RAU (Rubidium Absolute Uptake)

Clinically validated cardiac software that enables the doctor to assess myocardial perfusion of all regions of the left ventricle of the heart using
Rubidium82  chloride  produced  by  an  approved  generator.

Features:
     -    Full  3-dimensional  image  reorientation
     -    Side by side rest and stress image comparisons
     -    Horizontal long axis, vertical long axis and short axis displays
     -    Polar maps (bullseyes) for rest and stress acquisitions
     -    Regional quantitative analysis
     - Absolute and relative ratio maps of each region of the heart and topographic maps
     -    Statistical comparison with normal database
     -    Export of images to research analysis software packages
     -    Cine display for gated images

NEURO  IMAGING  SOFTWARE
------------------------

     -    FDG Uptake

The neurological software supports a variety of clinical applications, from assessment of interictal glucose metabolism within epileptic foci to functional brain mapping based on oxygen consumption, blood flow, or glucose utilization.

Features:
     -    Full 3-dimensional image reorientation
     -    Sagittal, coronal, and transverse displays
     -    Side by side display of two studies for comparison
     -    Regional quantitative analysis
     -    Export of re-sliced images to research analysis software packages


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Positron Corporation             Confidential Material              Page 5 of 18

Positron Corporation                                    Quotation Number: 040527
--------------------------------------------------------------------------------

SYSTEM  DOCUMENTATION
---------------------

     -    Operators Manuals
     -    Site Planning Guide
     -    Service and Diagnostic Utilities

PET  PHANTOM
------------

     -    NEMA 20 cm cylinder phantom with bed mounted holder
     - Inserts include six solid spheres, cold rod insert, and hardware for mounting user-supplied capillary line sources

REMOTE  PHYSICIAN'S  VIEW  STATION
----------------------------------

     -    X Terminal
     -    21" color monitor
     -    80 MB memory
     -    Ethernet network interface

EXTENSIVE  TRAINING
-------------------

An extensive training program is provided for mPower customers. Training encompasses all major components of the system. The training program, presented by an experienced Positron Application Specialist, provides up to two weeks total of on-site and/or off-site instruction for qualified personnel. Course material should be sufficient to ensure that users, technologists and/or physicians are familiar with and competent in the equipment operation.

The course curriculum includes:

     -    Scanner system operations and security features
     -    Work flow management software and automated protocols
     -    Acquisition and Reconstruction options
     -    Quality control and calibration procedures
     -    Clinical (patient) protocols
     -    Image display processing and analysis
     -    Data archival and retrieval
     -    Custom protocol design and editing
     -    Custom parameter editing and manipulation
File  System  interfaces


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Positron Corporation             Confidential Material              Page 6 of 18

Positron Corporation                                    Quotation Number: 040527
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--------------------------------------------------------------------------------
|                               PRODUCT WARRANTY                               |
|                     POSITRON EMISSION TOMOGRAPHY SYSTEMS                     |
--------------------------------------------------------------------------------

Positron Corporation, (the "Company") warrants to Purchaser, that the positron emission tomography systems, (the "Equipment"), sold by Company will be free from defects in material and workmanship and will meet the technical and performance specifications contained in applicable product data sheets and operation manuals published by the Company specifically related to the Equipment as of the date of shipment, (the "Warranty").

SYSTEM WARRANTY TERMS. All Warranty terms described herein will commence on either (1) the date of successful completion of acceptance testing of the Equipment or (2) the date Purchaser first uses the Equipment. Except as otherwise provided, the Warranty for the Equipment will be for a period of twelve (12) months.

WARRANTY TERMS FOR SYSTEM SOFTWARE AND SOFTWARE UPGRADES. The purchase of the Equipment includes a license (the "Equipment License") solely for the Purchaser to use the software provided with the Equipment exclusively for the purpose of operating the Equipment. Excluded from this Equipment License is any right or license to use any software or related documentation required to perform maintenance or service on the Equipment. The software provided with the Equipment will be the latest version of the standard software available as of the 90th business day prior to the date the Equipment is delivered to Purchaser. Upgrades to standard software for the Equipment and not requiring additional hardware or Equipment modifications will be performed as a part of normal warranty service during the Warranty period.

WARRANTY TERMS FOR OPTIONAL SYSTEM SOFTWARE AND HARDWARE UPGRADES. Optional software upgrades requiring supplemental, additional, exchange or replacement hardware will be installed by Company at no charge to Purchaser during the Warranty period, if Purchaser purchases such required hardware as specified and delivered by Company. All software upgrades designated by Company in its product data sheets or other published materials as optional software are available to Purchaser on terms and conditions to be quoted by Company. Any optional software or optional hardware upgrades to the Equipment purchased from Company will be warranted for 90 days from the date such upgrade is installed by Company.

CONDITIONS.  This Warranty is subject to the following conditions: the Equipment
(a) is to be installed by authorized Company representatives, (b) is to be operated only by personnel trained and certified by Company representatives in the proper operation of the Equipment, (c) is to be operated according to all instructions provided with the Equipment, (d) is to be maintained in strict compliance with all recommended and scheduled maintenance instructions provided with the Equipment, and (e) the Purchaser is to notify the Company immediately in the event the Equipment at any time fails to meet performance specifications during the Warranty period.

WARRANTY SERVICE. The "Warranty Service" includes all requested service calls to repair or replace the Equipment as provided by this warranty and at the discretion of the Company. Warranty Service will be performed during Company normal working hours, Monday through Friday, except for recognized national legal holidays. In the event it is not possible to accomplish Warranty Service within normal working hours, or in the event the Purchaser specifically requests that Warranty Service be performed outside of normal working hours, Purchaser agrees to pay for such services at the standard published Company demand service rates in effect at the time of the performance of such requested and authorized Warranty Service.When Company authorizes Warranty Service, Purchaser will give Company service representatives full, free, and immediate access to the Equipment and to Purchaser's operation, performance, and maintenance records


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Positron Corporation             Confidential Material              Page 7 of 18

Positron Corporation                                    Quotation Number: 040527
--------------------------------------------------------------------------------

for the Equipment. In the event that Purchaser denies access to records and/or does not provide access to the Equipment, Purchaser terminates its right to receive Warranty Service. As a result of such delays due to records or lack of Equipment availability, Purchaser agrees to compensate Company at prevailing demand service rates in effect at the time of the delay.

EXCLUSIONS. Warranty coverage does not include any defect or performance deficiency which is the direct or indirect result, in whole or in part, of (1) accident, (2) abuse, (3) misuse, (4) operation of the Equipment outside its environmental, electrical or performance specifications, conditions, capabilities, or standards, (5) power fluctuation or failure, (6) vandalism or any other damage or alteration of the Equipment by persons other than the Company employees, (7) combining incompatible products, (8) fires, floods, and other similar and dissimilar natural causes, (9) failure or lack of humidity or temperature control, or (10) damage, neglect, alteration, or any impairment of the Equipment resulting from (a) causes or conditions not associated with ordinary storage, handling, installation, maintenance, service, or use, or (b) maintenance or service by any party other than the Company or a designated representative of the Company, or (c) any acts, omissions, causes, or events beyond the control of the Company.

This warranty does not include items which are consumed through normal daily use and does not include any liability or responsibility for such losses or expenses as removal or reconstruction of walls, partitions, ceilings, floors, or other parts of any facility occasioned by any warranty services performed hereunder or any other losses or expenses incurred in providing any other building alterations, scaffolding, platforms, lifting equipment, rigging, climate controls, power supplies, electrical circuits, safety switches, power outlets, conduits, wiring, structural supports, utilities, plumbing, carpentry, or other work required in connection with providing warranty services.

REMEDIES. If the Company, in its own discretion, determines that the Equipment does not meet any Warranty provided herein, the Company will replace the Equipment or repair any defects in material or workmanship reported during the Warranty Period, all without charge for labor or materials. The Company retains the option of furnishing either new or exchange replacement parts or assemblies when providing Warranty Service.

TRANSFER OF THE EQUIPMENT. In the event Purchaser transfers or relocates the Equipment, all obligations under this Warranty terminate unless Purchaser receives the prior written consent of the Company for the transfer or relocation. Upon any transfer or relocation, the Equipment must be inspected and certified by the Company as being free from all defects in material, software, and workmanship and as being in compliance with all technical and performance specifications. Purchaser will compensate the Company for these inspection services at the prevailing demand service rates in effect as of the date the inspection is performed.


FORCE MAJEURE. Notwithstanding any other provision, and in addition to all conditions and exclusions set forth, the Company will not be liable for any delay or default in performing any Warranty obligations caused by events beyond its control, including (by way of example and not by way of limitation) acts of God, acts of third parties, acts of Purchaser (or any of the Purchaser's employees, agents, or representatives), acts of civil or military authorities, fires, floods, and other similar or dissimilar natural causes, riots, wars, sabotage, vandalism, embargoes, labor disputes, strikes, lockouts, lack or shortage of transportation, labor, materials, supplies, fuel, power or water, delays in receiving any permits or licenses, delays caused by any laws, regulations, proclamations, ordinances, or any government action or inaction, delays caused by contractors and subcontractors, and any other cause or condition beyond the Company's control. In the event of any such delay or default, the time for performance of the Warranty obligations of the


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Positron Corporation             Confidential Material              Page 8 of 18

Positron Corporation                                    Quotation Number: 040527
--------------------------------------------------------------------------------


Company will be extended for such a time as the Company in its sole discretion deems reasonable.



DISCLAIMERS  AND  LIMITATIONS  ON  LIABILITY

THE  WARRANTIES  SET  FORTH  ABOVE  ARE EXPRESSLY PRESENTED IN LIEU OF ANY OTHER
WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND IN LIEU OF ANY OTHER
OBLIGATIONS OR LIABILITY ON THE PART OF THE COMPANY. THE COMPANY NEITHER ASSUMES (NOR HAS AUTHORIZED ANY PERSON TO ASSUME FOR IT) ANY OTHER WARRANTY OR LIABILITY IN CONNECTION WITH THE EQUIPMENT.

PURCHASER'S SOLE REMEDIES FOR BREACH OF SUCH WARRANTIES ARE SET FORTH IN THIS WARRANTY. THE COMPANY WILL HAVE NO LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES BY REASON OF ANY ACT OR OMISSION OR ARISING OUT OF OR IN CONNECTION WITH THE EQUIPMENT, OR WITH THE SALE, DELIVERY, INSTALLATION, MAINTENANCE, OPERATION, PERFORMANCE, OR USE OF THE EQUIPMENT, INCLUDING (BY WAY OF EXAMPLE AND NOT BY WAY OF LIMITATION) DAMAGES, EXPENSES, OR LOSSES INCURRED BY REASON OF LOSS OF USE, LOST REVENUES, LOST PROFITS, DAMAGE TO ASSOCIATED EQUIPMENT OR TO FACILITIES, COSTS OF CAPITAL, COSTS OF SUBSTITUTE PRODUCTS, FACILITIES, OR SERVICES, COSTS OF REPLACEMENT POWER, COSTS ASSOCIATED WITH DOWN TIME, AND ANY SIMILAR AND DISSIMILAR DAMAGES, EXPENSES, OR LOSSES.


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Positron Corporation             Confidential Material              Page 9 of 18

Positron Corporation                                    Quotation Number: 040527
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
|                   LICENSE AGREEMENT FOR OPERATION SOFTWARE                   |
--------------------------------------------------------------------------------

The License Agreement, by and between Positron Corporation (the "Company") and the Purchaser, designated below, is entered into as part of a sale of certain equipment ("Equipment") more fully defined on Company Quotation Number 040527
                                                                          ------
dated June 14, 2004(the "Quotation").  This License Agreement does not supersede
      -------------
or replace any terms and conditions of the Quotation, or any written warranties or service contracts applicable to the Equipment, and the Company has not authorized any employee or agent to grant any other or different licenses or other rights with respect to any patent application, patent, copyright, trademark, trade secret, proprietary right, or other property right of Company or any of Company's suppliers.

Company grants to Customer a nonexclusive and nontransferable license to use the computer software package ("the Software") necessary for the operation of the Equipment on the terms and conditions defined or referenced herein for so long as Customer may own or use the Equipment. THIS LICENSE DOES NOT EXTEND TO ANY MAINTENANCE OR SERVICE SOFTWARE SHIPPED TO OR LOCATED AT CUSTOMER'S PREMISES WHICH IS INTENDED TO ASSIST COMPANY EMPLOYEES IN THE INSTALLATION, TESTING, SERVICE, AND MAINTENANCE OF THE EQUIPMENT.

Purchaser agrees to pay Company a one-time license fee. This fee is included in the basic system price defined in the Quotation.

THE LICENSE HEREBY GRANTED TO THE CUSTOMER DOES NOT INCLUDE ANY RIGHT TO USE THE SOFTWARE FOR PURPOSES OTHER THAN OPERATION OF THE EQUIPMENT OR TO COPY, REPRODUCE, SELL, ASSIGN, TRANSFER, OR SUBLICENSE THE SOFTWARE FOR ANY PURPOSE, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN PERMISSION OF THE COMPANY. If Company grants such permission, Purchaser agrees to apply Company's copyright notice or other identifying legends to such copies or reproductions.

The rights herein granted to Purchaser shall not affect the exclusive ownership by Company of the Software or of any trademarks, copyrights, patents, trade secrets, proprietary rights, or other property rights of the Company (or any of Company's suppliers) pertaining to the Software.

Purchaser agrees that only authorized officers, employees, and agents of Purchaser will use the Software or have access to the same (or to any part thereof) and that none of Purchaser's officers, employees, agents or assigns will disclose any part or all of the Software, or permit any part or all of the same to be used by any person or entity other than those identified herein. Purchaser acknowledges that certain of Company's rights may be derived from license agreements with third parties and as such Purchaser agrees to preserve the confidentiality of information imparted to Company under such third party license agreements.

If the Purchaser modifies the Software in any manner, all warranties associated with the Software and the Equipment shall become null and void. If the Purchaser or any of its officers, employees, or agents should devise any revisions, enhancements, or improvements in the Software, Purchaser shall disclose such improvements to Company and Company shall have a nonexclusive royalty-free license to use such revisions, enhancements and improvements and the right to grant sublicenses thereof.


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Positron Corporation             Confidential Material             Page 10 of 18

Positron Corporation                                    Quotation Number: 040527
--------------------------------------------------------------------------------

The Software is licensed to Purchaser on the basis that (a) the Purchaser shall maintain the configuration of the Equipment as it was originally designed and manufactured and (b) the Equipment includes only those subsystems and components certified by Company. The Software may not perform as intended on systems modified by personnel other than those under the direct supervision of Company or on systems, which include subsystems or components not certified by Company. Company does not assume any responsibility or liability with respect to unauthorized modification or substitution of subsystems or components.

Purchaser shall cause each authorized user of the Software to abide by the terms and conditions of this License Agreement as if each were a party hereto.

This license shall continue for as long as the Purchaser continues to use the Equipment, except that the Company may terminate this license in the event of any default by the Purchaser. The Purchaser agrees to return the Software and any and all copies thereof to Company immediately upon expiration of or termination of this license.

TO BE USED only on the following equipment and location:

Model # MPOWER  S.N.
                    -------------------  ---------------------------------------
                                                        Located at

CUSTOMER                                 POSITRON CORPORATION

                                                      Gary Brooks
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            Type or Print                            Type or Print


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              Signature                                Signature

                                                    Chairman & CEO
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                Title                                    Title

Date:                                    Date
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


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Positron Corporation             Confidential Material             Page 11 of 18
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Positron Corporation                                    Quotation Number: 040527
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|                             TERMS AND CONDITIONS                             |
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EXCLUSIVE  TERMS  OF  SALE.  The  positron  emission  tomography  system  (the
"Equipment") and all other goods and services ("Goods and Services") described in this quotation are offered by Positron Corporation (the "Company") only on the following terms and conditions. Any additional or different terms or conditions stated in any purchase order, acknowledgement, or other document issued by Purchaser in connection with this quotation will have no effect and will not, under any circumstances, be binding on Company unless specifically accepted in writing by the Company.

Purchaser's signature on this quotation constitutes an agreement (1) that this quotation states the exclusive terms and conditions of the contract sale of the Equipment and other Goods and Services to Purchaser and (2) that any contemporaneous or subsequent references by the parties to Purchaser's purchase order, acknowledgement, or other document will be effective only for Purchaser's administrative purposes (e.g., tracking Purchaser's purchases through purchase order numbers assigned by Purchaser's purchasing or accounting personnel).

This quotation supersedes all previous Company quotations with respect to the equipment and other Goods and Services. There are no written or oral agreements, statements, representations, or understandings which shall in any way relate to, affect, or control the validity or enforcement of these terms and conditions, except as expressly provided herein.

All sales are subject to Company's management review and approval of credit and finance matters and any terms or descriptions included in this quotation by Company's representatives. Company accepts Purchaser's down payment(s) without prejudice and subject to the foregoing rights and approvals. Down payment(s) will be refunded without interest if approval is not granted.

PRICE AND PAYMENT TERMS. The price quoted includes installation of the Equipment at the location specified on the face of this quotation. The price does not include (1) transportation of the Equipment and other Goods and Services from Company to such location or (2) any taxes or duties (including, without limitation, all sales taxes on the Equipment, other Goods and Services, and freight) or (3) any handling, rigging, uncrating, storage, or other charges incidental to shipment, delivery, or installation of the Equipment or other Goods and Services.

A down payment of forty percent (40%) of the price of the Equipment is due upon Purchaser's signing this quotation. When Purchaser's down payment is received Company will schedule for production and shipping. Upon notification to Purchaser that the Equipment is complete, tested and prepared for shipment, Purchaser will remit to Company an additional fifty percent (50%) of the price(s) stated herein. Shipment will commence when the funds are received and are available for the Company to use. The balance due (10%) for the Equipment will be paid by Purchaser upon completion of installation and acceptance of the Equipment. The balance due for all other Goods and Services identified in this quotation are subject to payment by Purchaser prior to shipment.

If installation of the Equipment, for any reason beyond the control of Company, is not completed within three (3) months of the date of notification of Equipment ready to ship, then at Company's option, for each month (or fraction thereof) during which installation thereafter remains incomplete, the price of the Equipment and the other Goods and Services will be increased by one percent (1%) until installation is completed. If installation is not completed within twelve


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Positron Corporation             Confidential Material             Page 12 of 18
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Positron Corporation                                    Quotation Number: 040527
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(12)  months  of  the  date  of notification of Equipment ready to ship, then at
Company's option either (1) the price of the Equipment and other Goods and Services will be adjusted to include any increase in Company's then-current list price(s) or (2) Company may terminate this agreement without any further liability. All payments due under this paragraph are in addition to any other payments due under other terms and conditions.

SHIPPING AND DELIVERY TERMS. All terms are F.O.B. factory, freight prepaid and added. Title and risk of loss will pass to Purchaser upon shipment and Purchaser will provide insurance against such risk. Equipment will be shipped to the address indicated on the face of this quotation. Shipping dates are subject to revision by Company to adjust for future production schedule requirements.

Company has not authorized any employee or agent to offer any shipping or delivery terms other than those appearing above.

SITE PREPARATION AND INSTALLATION. All down payments and progress payments will have been made and all applicable license agreements will have been signed by Purchaser before shipment of the Equipment will commence.

Except as otherwise expressly provided in this section, Purchaser is responsible for preparing its site for installation of the Equipment. Full, free, and immediate access to the installation site (and a suitable and safe place for storage of the Equipment before installation) will be provided by Purchaser. Purchaser is responsible for having the Equipment moved from its point of delivery to the installation site. Any scaffolding, platforms, lifting equipment, rigging, building alterations, climate controls, power supplies, electrical circuits, safety switches, power outlets, conduits, wiring, structural support, utilities, plumbing, carpentry, or other work required by any applicable laws or by Company in connection with installation of the Equipment will be provided by Purchaser at its expense.

If trade unions or other third parties interfere with (or threaten to interfere with) the installation of the Equipment by Company employees, Purchaser is responsible for making any necessary arrangements with such parties to permit completion of the installation, all at Purchaser's expense.

If members of trade unions for any reason are required to install the Equipment, Company's obligation will be limited to providing engineering supervision of the installation activities.

COMPANY OFFERS NO WARRANTY AND ASSUMES NO LIABILITY FOR THE FITNESS OR ADEQUACY OF THE PREMISES (OR THE UTILITIES AVAILABLE AT THE PREMISES) IN WHICH THE
EQUIPMENT IS TO BE INSTALLED, USED, OR STORED. PURCHASER AGREES TO INDEMNIFY AND HOLD COMPANY HARMLESS AGAINST ANY LOSS, DAMAGE, OR CLAIM ARISING OUT OF THE CONDITION OF SUCH PREMISES (OR UTILITIES).

The Equipment will be installed during normal working hours. Installation services include (1) connecting the Equipment to safety switches and power outlets provided and installed by Purchaser prior to delivery of the Equipment and (2) testing the Equipment after installation to only verify compliance with Company's published performance specifications. Installation will be considered complete for the purposes hereof upon Company's verification that the Equipment
substantially   complies   with   Company's   published   performance
specifications (Company's final invoice constituting confirmation of the same), or Purchaser's first use of the Equipment. Either case will constitute acceptance of the Equipment. For the purpose of commencement of


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Positron Corporation                                    Quotation Number: 040527
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any  applicable  warranty  period,  Company will maintain records reflecting the actual date installation and acceptance is completed, and upon request, Company will furnish Purchaser with written confirmation of such date.

The price includes standard installation services only. Any additional time required or delay(s) experienced in installing the Equipment resulting from the condition or location of the premises, the condition or location of power supplies, outlets, switches, conduits, wiring, or circuits, delay(s) in completing site preparation, or any similar or dissimilar cause(s) will be at Purchaser's expense. Any labor in excess of standard installation services and any overtime incurred by Company employees in respect of such additional time required or delay(s) experienced (as well as any extra labor or overtime work performed at the request of Purchaser) will be invoiced to, and paid by, Purchaser at then-prevailing Company demand service rates.

Purchaser is responsible for obtaining all government approvals required for the purchase, installation, and use of the Equipment, including, without limitation, any Certificate-Of-Need and zoning variances. Purchaser will complete all such activities diligently, will keep Company notified periodically of the results of its efforts, and upon request will provide Company with written confirmation of such approvals.

Company has not authorized any employee or agent to offer any site preparation or installation terms other than those appearing herein.

DEFERRED INSTALLATION. If installation (or commencement of installation) is delayed for reasons beyond the control of Company (including without limitation Purchaser's not having completed site preparation requirements stated in the previous section), Company may place the Equipment in storage (in Company's facility or in a warehouse) at Purchaser's expense. Storage charges will be billed to Purchaser monthly, and Purchaser will pay all such invoices upon receipt. Purchaser also will continue to make all progress payments that may become due under the terms and conditions of this agreement during the period installation is deferred. If such delay lasts for a period of 60 days following delivery, Purchaser shall pay Company one-half (1/2) of any balance due. If such delay continues beyond 180 days after delivery, Purchaser shall pay Company the remaining balance due.

Purchaser may request reasonable delays of the scheduled shipping date established by Company prior to the date the Equipment is shipped, provided that Purchaser submits its request to Company, in writing, at least 90 days before the scheduled shipping date and Company consents, in writing to the date requested by Purchaser. Company's consent will not be withheld unreasonably. If such notice is delivered to Company with fewer than 90 days before the scheduled shipping date, then at the Company's option it may (1) refuse to honor any request for a delay in shipment, (2) store the Equipment at Purchaser's expense, and or (3) invoice Purchaser for the Equipment as if it had been shipped on the original scheduled shipping date (and Purchaser shall pay such invoice immediately upon receipt). If any request for delay in shipment is honored by Company and the full invoice price for the Equipment and any associated services has not been paid in full, then the price of the Equipment is subject to adjustment in accordance with the other terms and conditions hereof.

CREDIT TERMS, SECURITY AGREEMENT, AND CUSTOMER DEFAULT. Company may establish or change the credit and payment terms extended to Purchaser when in Company's sole opinion Purchaser's financial condition or previous payment record warrants such action, and Purchaser's signature on this quotation constitutes an agreement to honor the credit and payment terms so established or changed. Purchaser will provide promptly upon request such financial


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Positron Corporation                                    Quotation Number: 040527
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information  as  may  be  reasonably  required by Company to complete its credit review  of  Purchaser.

In signing this quotation, Purchaser grants to Company a purchase money security interest in all of the Equipment identified herein until all payments for the Equipment have been received by Company. Purchaser agrees to secure, sign, and deliver such promissory notes, security agreements, financing statements, landlord and mortgagee waivers, and other documents as may be required by Company, or by any of Company's assignees, to evidence or perfect the security interest in the Equipment. (If the Equipment is to be delivered in Louisiana, Purchaser hereby grants to Company, and to Company's assignees, a vendor's lien against the Equipment and agrees to sign such documents as may be required to record such lien.) Where permitted by applicable law, Purchaser's signature on this quotation constitutes authorization for the employees or agents of Company, or of Company's assignees, to execute and file financing statements (and any amendments thereto) and other documents on behalf of Purchaser in order to perfect the security interest in the Equipment. As long as any balance is due hereunder, Purchaser further agrees that the Equipment will not be removed from the location specified on the face of this quotation without the prior written consent of Company.

If Purchaser does not pay any amount when due or does not meet any other obligation hereunder, then (in addition to any other remedies available at law or in equity) Company may accelerate any balance due and require immediate payment thereof, may enter Purchaser's premises peacefully and render the Equipment inoperable, may repossess the Equipment, and may resell the Equipment. The net proceeds of any such resale, after Company's costs of repossessing, removing, transporting, reconditioning, storing, and reselling the Equipment, and all other associated costs, will be applied to the unpaid balance owed by Purchaser. Purchaser will remain liable for any deficiency, which remains after such resale, and Company will return to Purchaser all net proceeds in excess of Purchaser's unpaid balance.

With respect to any delinquent payment(s), Purchaser agrees to pay a finance charge at the rate of one and one-half percent (1-1/2%) per month computed from the date each delinquent payment or accelerated balance shall have become due. Furthermore, in any action initiated to enforce the terms of this agreement following Purchaser's default, Company shall recover as part of its damages all costs, expenses, and attorney fees incurred in connection with such action.

LEASES. In the event Purchaser desires to convert the sale of the Equipment to a lease, Purchaser will arrange for the lease agreement and all other related documentation to be reviewed and approved by Company, and executed by all parties involved, not later than 90 days prior to the scheduled shipment date. Purchaser is responsible for all efforts to convert this transaction to a lease and is required to secure the leasing company's approval of all the terms and conditions hereof without modification.

No Equipment will be delivered unless Company receives copies of the fully executed lease documents and approves same.

WARRANTY, DISCLAIMERS, AND LIMITATION ON LIABILITY. Company provides specific warranties with respect to the Equipment. All warranties applicable to the Equipment accompany this quotation. No other warranties are offered by Company with respect to the Equipment, and Company has not authorized any employee or agent to offer any warranties except those referenced above.

THE WARRANTIES REFERENCED IN THIS SECTION ARE EXPRESSLY PRESENTED IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT


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Positron Corporation             Confidential Material             Page 15 of 18
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Positron Corporation                                    Quotation Number: 040527
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LIMITATION  ANY  WARRANTY  OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE,
AND IN LIEU OF ANY OTHER OBLIGATIONS OR LIABILITY ON THE PART OF THE COMPANY. THE COMPANY NEITHER ASSUMES (NOR HAS AUTHORIZED ANY PERSON TO ASSUME FOR IT) ANY OTHER WARRANTY OR LIABILITY IN CONNECTION WITH THE EQUIPMENT.

COMPANY SHALL HAVE NO LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES BY REASON OF ANY ACT OR OMISSION OR ARISING OUT OF OR IN CONNECTION WITH THE EQUIPMENT OR ITS SALE, DELIVERY, INSTALLATION, MAINTENANCE, OPERATION, PERFORMANCE, OR USE, INCLUDING WITHOUT LIMITATION ANY LOSS OF USE, LOST REVENUES, LOST PROFITS, DAMAGE TO ASSOCIATED EQUIPMENT OR TO FACILITIES, COSTS OF CAPITAL, COSTS OF SUBSTITUTE PRODUCTS, FACILITIES, OR SERVICES, COSTS OF REPLACEMENT POWER, COSTS ASSOCIATED WITH DOWN TIME, AND ANY SIMILAR AND DISSIMILAR LOSSES, COSTS, OR DAMAGES.

PATENT INDEMNITY. Company agrees to indemnify and hold Purchaser harmless against any claims, damages, and expenses to the extent the same arise out of, or are asserted against, Purchaser alleging that the Equipment infringes any United States patent, provided that (1) Purchaser immediately gives Company written notice of any such claims, damages, or expenses, (2) Purchaser grants to Company full and complete authority, information, and assistance reasonably necessary to defend, settle, reimburse, or avoid any such claims, damages, and expenses, and (3) the Equipment, as of the alleged date of infringement, was in the same form and configuration as originally supplied by Company and has not been modified in any way without the prior written consent of the Company.

Upon timely receipt of Purchaser's written notice, Company will assume the defense of any claims against Purchaser. Purchaser agrees to cooperate with Company in the defense or settlement of all such claims.

Company shall not be bound by the terms of any compromise or settlement agreement negotiated or concluded by Purchaser without the prior written consent of the Company.

The terms of this section will not apply in the event of any sale or other transfer of the Equipment by Purchaser or to the extent of any use of the Equipment in combination with products or devices not furnished by Company. Company has not authorized any employee or agent to offer any patent indemnity terms other than those appearing above.

SOFTWARE AND LICENSE. All software is, and shall remain, the sole property of Company. Use of such software is subject to the terms of a separate license agreement to be signed by Purchaser prior to or upon delivery of the Equipment. No license or other right is granted to Purchaser or any other party except as specifically set forth in this section and Company has not authorized any employee or agent to grant any other licenses or other rights with respect to or under any patent application, patent, copyright, trademark, trade secret, or proprietary right of Company or any of Company's suppliers.

Upon Purchaser's signing the standard Company license agreement, Company grants to Purchaser a nonexclusive and fully paid right and license to use the Equipment, its operating software, and any documentation required for Purchaser's personal use of such operating software in connection with the Equipment for so long as Purchaser may own or use the Equipment. Such right and license does not include any right to copy, reproduce, sell, assign, transfer, or sublicense the same and does not include any rights or licenses whatsoever in any


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Positron Corporation             Confidential Material             Page 16 of 18
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Positron Corporation                                    Quotation Number: 040527
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maintenance  or  service software or any related documentation.  Any maintenance or service software and documentation shipped to or located at Purchaser's premises is intended solely to assist Company employees in the installation, testing, service, and maintenance of the Equipment, as may be required by the terms and conditions hereof or by a separate service support agreement, and Purchaser agrees to restrict access to such maintenance or service software and documentation to Company employees only. IN THE EVENT OF ANY UNAUTHORIZED TRANSFER OR DISCLOSURE OF THE SOFTWARE IDENTIFIED IN THIS SECTION (OR ANY TRANSFER OF OTHER RIGHTS OR LICENSES GRANTED HEREBY) RESULTING FROM PURCHASER'S ACTS OR OMISSIONS, PURCHASER SHALL BE LIABLE FOR ALL DAMAGES RESULTING FROM SUCH TRANSFER OR DISCLOSURE AND COMPANY SHALL HAVE THE RIGHT TO REVOKE ALL RIGHTS AND LICENSES GRANTED TO PURCHASER.

Purchaser will take such steps as may be reasonably required to preserve the confidentiality of all proprietary information referenced in this section (and all other proprietary information that Purchaser may acquire) and to cause any employees, agents, representatives, or other persons to whom such proprietary information is disclosed to abide by the terms and conditions of this section as if each were a party hereto. Purchaser will restrict the dissemination of proprietary information to only those persons who are assigned to operate or use the Equipment and for whom access to such proprietary information is necessary in the performance of their duties.

The minimum hardware requirements for any software upgrades for the Equipment may be greater than the minimum hardware requirements for the Equipment as described herein as of the date of Company's quotation. Except for possible future upgrades of Equipment hardware as may be required to accommodate any future software upgrades, Company software is described and offered on the basis that (1) Purchaser will maintain the configuration of the Equipment as it was originally designed and manufactured and (2) the Equipment includes only those subsystems and components certified by Company. Software for the Equipment may not perform as intended on systems modified by personnel other than those acting under the direct supervision of Company or on systems which include subsystems or components not certified by Company. COMPANY WILL NOT ASSUME ANY RESPONSIBILITY OR LIABILITY WITH RESPECT TO ANY MODIFICATION OR SUBSTITUTION OF SOFTWARE, SUBSYSTEMS, OR COMPONENTS, AND ALL WARRANTIES ASSOCIATED WITH THE SOFTWARE AND HARDWARE SYSTEMS SHALL BECOME NULL AND VOID IN THE EVENT OF ANY MODIFICATION OR SUBSTITUTION MADE WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

MISCELLANEOUS. Company may change the construction, design of configuration or the Equipment without notice to Purchaser as long as the general function of the Equipment is not thereby altered. The Equipment may contain certain components, which have been remanufactured or refurbished following limited prior use. These terms and conditions are to be interpreted and enforced under the laws of the State of Texas.

Purchaser will not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Company.

The invalidity or unenforceability of any provision hereof will not affect any other provision, and all terms and conditions will be construed in all respects as if any such invalid or unenforceable provision(s) were omitted. The failure of Purchaser or Company at any time to require the performance of any obligation will not affect the right to require such performance at any time thereafter. The waiver of any remedy with respect to any default will not be taken as a waiver of any remedy for any succeeding default. Unless otherwise provided herein, no limitation or


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Positron Corporation                                    Quotation Number: 040527
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restriction on the remedies available to either party is intended by these terms and  conditions.  Clerical  errors  are  subject  to  correction.

Course of dealing, course of performance, course of conduct, prior dealings, usage of trade, community standards, industry standards, and customary practice or interpretation in matters involving the sale, delivery, installation, use, or service of the Equipment and Goods and Services or similar or dissimilar equipment, goods, or services shall not serve as references in interpreting the terms and conditions hereof.

Company shall not be liable for any delay or default caused by events beyond its control, including (by way of example and not by way of limitation) any acts of God, acts of third parties, acts of Purchaser (or any of Purchaser's employees, agents, or representatives), acts of civil or military authorities, fires, floods, and other similar or dissimilar natural causes, riots, wars, sabotage, vandalism, embargoes, labor disputes, strikes, lockouts, lack or availability of isotopes, radiopharmaceuticals, water, transportation, labor, materials, supplies, fuel, or power, delays in receiving any permits or licenses, delays caused by any laws, regulations, proclamations, ordinances, or any government action or inaction, delays caused by contractors and subcontractors, and any other cause or condition beyond Company's control, and the time for performance of Company's obligations hereunder shall be extended for such a time period as the Company in its sole discretion deems reasonable in the event of any delay or default for such cause(s).

Company reserves the right to allocate its available supplies among its Purchasers on such basis as Company may deem fair and practical, without liability for any resulting failure of performance.

Purchaser's obligations hereunder are independent of any other obligations Purchaser may have under any other contract or account with Company. Purchaser will not exercise any right of offset in connection with the terms and conditions hereof or in connection with any other contract or account with Company.


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Positron Corporation                                    Quotation Number: 040527
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[POSITRON LOGO]
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May 25, 2004

IMAGIN Diagnostic Centres, Inc.
1835 Yonge Street
Suite 500
Toronto, Ontario, Canada M4S 1XB

Per our discussions and as part of the closing of our financing deal of May, 2004, Positron and IMAGIN agree to the following modifications to the documents:

     1. That the second note - Secured Convertible Promissory Note - in the amount of US$300,000 shall be modified to have payments of US$150,000 due on or before June 15, 2004 and US$150,000 due on or before June 30, 2004.
     2. That there is no language prohibiting transfer to Cipher and we agree that transfer to Cipher is acceptable.
     3. That, due to the import restrictions of the Canadian government requiring certain ISO certification that will take Positron some time to gain, the warrants will be extended to three years from the date of first system delivery to IMAGIN but no later than December 31, 2007.
     4. That the cash flow consistency sentence "cash flow will be calculated consistently period and on a basis consistent with historical calculations of cash flow" will be added to the cash flow sections.
     5. That Positron will have an obligation to take down the US$1,300,000 in US$200,000 tranches beginning July 15, 2004 and ended with December 15, 2004 with a final US$100,000 tranche on December 31, 2004.
     6. That Jose Salema and S. Lewis Meyer will be allowed to have their warrants re-priced consistent with the term sheet and one-half of their warrants will be redistributed to Imagin at the closing of the re-pricing.
     7. That Gary Brooks' currently existing warrant will be re-priced to US$0.02 per share, consistent with the term sheet, along with the options indicated in the documents.
     8.   That  Gary  Brooks'  new  warrant  will be approved at the first Board
          Meeting and priced at US$0.02 per share for 4 million shares, effective the date of closing and consistent with the term sheet previously accepted.


Positron Corporation                    IMAGIN Diagnostic Centers, Inc.

/s/ Gary Brooks, CEO                    /s/ Cynthia R. Jordan CEO
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Positron Corporation 1304 Langham Creek # 300                 Phone 281-492-7100
Houston, TX 77084                                               Fax 281-492-2951
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